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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ________

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported): September 23, 2005


                            CASTLE ENERGY CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


                                    DELAWARE
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         (State or Other Jurisdiction of Incorporation or Organization)


         0-10990                                     76-0035225
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(Commission File Number)                   (I.R.S. Employer Identification No.)


           357 South Gulph Road, Suite 260, King of Prussia, PA 19406
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 (Address of Principal Executive Offices)                           (Zip Code)

                                 (610) 992-9900
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              (Registrant's telephone number, including area code)


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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On September 23, 2005, the Compensation Committee of the Board of Directors of Castle Energy Corporation approved the following annual salaries for three of its officers effective September 1, 2005.

         Richard Staedtler, Chief Executive Officer         $250,000
         William C. Liedtke, III, General Counsel           $175,000
         Mary A. Cade, Chief Financial Officer and          $165,000
            Chief Accounting Officer

         In addition, the Board of Directors approved a salary continuation plan for 18 months for the estate of Joseph L. Castle II, former Chairman and Chief Executive Officer of the Company. Mr. Castle's annual salary and bonus was $300,000/per year at the time of his death on August 15, 2005. The salary continuation compensation will be based upon $300,000 per year.

ITEM 8.01 - OTHER EVENTS

         On September 19, 2005, the Company settled its long-standing litigation with Chevron (formerly ChevronTexaco) for a cash payment by the Company to Chevron of $5.75 million. Chevron had filed the lawsuit against the Company and two of its inactive subsidiaries in August 2002 seeking indemnification and statutory damages and relief arising from environmental damage to the now dismantled Indian Refinery in Lawrenceville, Illinois. A subsidiary of the Company operated that refinery for approximately five years. Texaco had operated the refinery approximately 75 years.

         The settlement included a complete release of the Company and indemnification of the Company to any and all environmental claims with respect to the Indian Refinery. The Company's Board of Directors believed that, although the Company had meritorious defenses to Chevron's claims, it was in the Company's best interests to settle this litigation given the costs of defending the matter, including the diversion of the Company's management personnel.

         The Company expects to record a one-time charge of approximately $2,700,000 (consisting of a gross charge of $4,200,000, net of $1,500,000 in tax benefits) in the fourth quarter of the Company's fiscal year ending September 30, 2005 as a result of the settlement. The Company had previously recorded a $1,550,000 reserve.

EXHIBIT

10.149 - Settlement Agreement and Mutual Release, dated September 19, 2005, between Chevron Environmental Management Company, Chevron Environmental Service Company and Texaco Inc. and Castle Energy Corporation, Indian Refining I Limited Partnership, Indian Refining & Marketing I Inc. and William S. Sudhaus





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                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            CASTLE ENERGY CORPORATION


Date: September 28, 2005                    By:    /s/ RICHARD E. STAEDTLER
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                                                       Richard E. Staedtler
                                                       Chief Executive Officer














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